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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                    Qwest Communications International Inc.
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                (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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                                  [QWEST LOGO]

                                                                  April 20, 2001

Dear Qwest Shareowner:

     You may have received a letter from a group called "Association of U.S. West Retirees (now Qwest)" asking for your support of two proposals scheduled to be voted upon at our May 2 annual shareowners' meeting. We believe that this group includes less than a quarter of all our retirees, and may be significantly less.

     Qwest's Board of Directors and management oppose both proposals because they are not in the best interests of our shareowners for the reasons discussed in our proxy statement.

     WE RECOMMEND YOU VOTE AGAINST ITEMS 3 AND 4 ON THE PROXY CARD.

     But we are not alone in that view. Last week, Institutional Shareholder Services (ISS), recognized as the worldwide leader in helping investors research the financial implications of proxy proposals and cast votes that will protect and enhance shareholder returns, also recommended that shareowners reject the proposals.

     In its rejection of the severance proposal (Item #3), ISS said shareowners should reject the proposal because it would limit our flexibility and would make it prohibitively difficult to negotiate employment agreements with executives.

     In rejecting the pension proposal (Item #4), ISS said that the method used to calculate bonuses is not as important as proper disclosure of compensation. ISS said shareowners should reject the proposal because it would be unduly restrictive on our ability to manage our compensation plans.

     With ISS recommending that shareowners reject the proposals and for the reasons discussed in our proxy statement, we expect our shareowners will overwhelmingly reject both proposals. We look forward to your continued support.

                                            Sincerely,

                                            /s/ JOSEPH P. NACCHIO

                                            Joseph P. Nacchio
                                            Chairman and Chief Executive Officer